                                                                  Exhibit (6)(b)

                             SUBADVISORY AGREEMENT

     This Subadvisory Agreement (this "Agreement") is entered into as of the first day of January, 1999, by and between OHIO NATIONAL INVESTMENTS, INC., an Ohio corporation(the "Adviser") and FEDERATED GLOBAL RESEARCH CORP., a Delaware corporation ("FGR").

     WHEREAS, the Adviser has entered into advisory agreements dated May 1, 1996, (the "Advisory Agreements") with OHIO NATIONAL FUND, INC. and ONE FUND, INC., Maryland corporations (the "Companies"), pursuant to which the Adviser provides portfolio management services to the INTERNATIONAL PORTFOLIO, and INTERNATIONAL SMALL COMPANY PORTFOLIO (presently designated as the Global Contrarian Portfolio) of Ohio National Fund, Inc. and the INTERNATIONAL PORTFOLIO and GLOBAL CONTRARIAN PORTFOLIO of ONE Fund, Inc. (said Portfolios being referred to herein as the "Funds");

     WHEREAS, the Advisory Agreements provide that the Adviser may delegate any or all of its portfolio management responsibilities under the Advisory Agreements to one or more subadvisers; and

     WHEREAS, the Adviser and the Boards of Directors (the "Board") of the Companies desire to retain FGR to render portfolio management services in the manner and on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Adviser and FGR agree as follows:

          1. Appointment of Subadviser. The Adviser hereby appoints FGR as subadviser for each of the Funds and authorizes FGR, in its discretion and without prior consultation with the Adviser, to buy, sell, lend and otherwise trade in any stocks, bonds, instruments, financial contracts and other investment assets ("Securities") on behalf of the Funds. Subject to the supervision of the Adviser and the Board, FGR will manage the investment operations of the Funds and the composition of the Funds' respective portfolios, including the purchase, retention and disposition of, and exercise of all rights pertaining to, the Securities comprising the Funds. FGR may invest the Funds in such proportions of stocks, bonds, instruments, financial contracts, cash and other investment assets as FGR shall determine, and may dispose of Securities without regard to the length of time the Securities have been held, the resulting rate of portfolio turnover or any tax considerations, provided that all investments shall conform with:

             (a) the Funds' investment objectives, policies, limitations, procedures and guidelines set forth in the documents listed on Schedule 1 to this Agreement;

             (b) any additional objectives, policies or guidelines established by the Adviser or by the Board that have been furnished in writing to FGR;

             (c) the provisions of Section 851 of the Internal Revenue Code ("IRC") applicable to "regulated investment companies";

             (d) the diversification requirements specified in Section 817(h) of the IRC, and the regulations thereunder; and

             (e) the provisions of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder applicable to the Funds.

          2. Representations and Warranties.

             (a) FGR hereby represents and warrants to the Adviser that: (i) it is a corporation duly formed and validly existing under the laws of Delaware, (ii) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance,
        (iii) it is registered with the Securities and Exchange Commission ("SEC") as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business and (iv) it has furnished to the Adviser true and complete copies of all the documents listed on Schedule 2 to this Agreement.

             (b) The Adviser hereby represents and warrants to FGR that: (i) it is a corporation duly formed and validly existing under the laws of Ohio, (ii) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (iii) it is registered with the SEC as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business and (iv) it has furnished to FGR true and complete copies of all the documents listed on
        Schedule 1 to this Agreement.

          3. Information and Reports.

             (a) The Adviser will promptly notify FGR of any material change in any of the documents listed on Schedule 1 to this Agreement and will provide FGR with copies of any such modified document. The Adviser will also provide FGR with a list, to the best of the Adviser's knowledge, of all affiliated persons of Adviser (and any affiliated person of such an affiliated person) and will promptly update the list whenever the Adviser becomes aware of any additional affiliated persons.

             (b) FGR will maintain books and records relating to its management of the Funds under its customary procedures and in compliance with applicable regulations under the 1940 Act and the Advisers Act. All such records pertaining to the Funds shall be the property of the Companies and FGR will permit the Adviser, the Companies and the SEC to inspect such books and records at all reasonable times during normal business hours, upon reasonable notice. Prior to each Board meeting, FGR will provide the Adviser and the Board with reports regarding its management of the Funds during the interim period, in such form as may be mutually agreed upon by FGR and the Adviser. FGR will also provide the Adviser with any information regarding its management of the Fund required for any shareholder report, amended registration statement or prospectus supplement filed by the Company with the SEC.

          4. Conditions to Agreement. FGR's and the Adviser's obligations under this Agreement are subject to the satisfaction of the following conditions precedent:

             (a) Receipt by FGR of a certificate of an officer of each of the Companies stating that (i) this Agreement and the Advisory Agreement have been approved by the vote of a majority of the directors, who are not interested persons of FGR or the Adviser, cast in person at a meeting of the Board called for the purpose of voting on such approval, and (ii) this Agreement and the Advisory Agreement have been approved by the vote of a majority of the outstanding voting securities of each of the Funds;

             (b) Receipt by FGR of certified copies of instructions from the Companies to their custodian designating the persons specified by FGR as "Authorized Persons" under each Company's custody agreement;

             (c) The Companies' execution and delivery of limited powers of attorney in favor of FGR, in a form mutually agreeable to FGR, the Adviser and the Board;

             (d) Receipt by FGR of Board resolutions, certified by an officer of each Company, adopting all procedures and guidelines required by any exemptive order listed on Schedule 2 to this Agreement; and

             (e) Any other documents, certificates or other instruments that FGR or the Adviser may reasonable request from either Company.

          5. Compensation. For the services provided under this Agreement, the Adviser will pay to FGR a fee at an annual rate of 0.40% of the first $200 million and 0.35% of each of the International Portfolios' average daily net assets in excess of $200 million, and 0.75% of the first $100 million and 0.65% of the Global Contrarian and International Small Company Portfolios' average daily net assets in excess of $100 million. Such fees will accrue daily and will be paid monthly. If this Agreement is effective for only a portion of a month, the fees will be prorated for the portion of such month during which this Agreement is in effect.

          6. Allocation of Transactions and Brokerage.

             (a) To the extent consistent with applicable law, FGR may aggregate purchase or sell orders for each of the Funds with contemporaneous purchase or sell orders of the other Funds or of other clients of FGR or its affiliated persons. In such event, allocation of the Securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by FGR in the manner FGR considers to be the most equitable and consistent with its and its affiliates' fiduciary obligations to the Funds and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in a more favorable price or lower brokerage commissions in all instances.

             (b) FGR will place purchase and sell orders for the Funds with or through such banks, brokers, dealers, futures commission merchants or other firms dealing in Securities ("Brokers") as it determines, which may include Brokers that are affiliated persons of FGR, provided such orders are exempt from the provisions of Section 17(a), (d) and (e) of the 1940 Act. FGR will use its best efforts to obtain execution of transactions for the Funds at prices which are advantageous to the Funds and at commission rates that are reasonable in relation to the services received. FGR may, however, select Brokers on the basis that they provide brokerage or research services or research products to the Funds and/or other advisory clients of FGR and its affiliated investment advisers as to which FGR and those affiliated investment advisers exercise investment discretion. In selecting Brokers, FGR may also consider the reliability, integrity and financial condition of the Broker, and the size of and difficulty in executing the order.

             (c) To the extent consistent with applicable law, and subject to review by the Board, FGR may pay a Broker an amount of commission for effecting a Securities transaction in excess of the amount of commission or dealer spread another Broker would have charged for effecting that transaction, if FGR determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or research services provided by such Broker to the Funds and/or other clients of FGR and its affiliated investment advisers as to which FGR and those affiliated investment advisers exercise investment discretion. This determination, with respect to brokerage and research services or research products, may be viewed in terms of either that particular transaction or the overall responsibilities which FGR and its affiliates have with respect to the Funds or their other clients as to which FGR and its affiliates exercise investment discretion, and may include services or products that FGR does not use in managing the Funds.

          7. Nonexclusive Agreement. The investment management services provided by FGR hereunder are not to be deemed to be exclusive, and FGR shall be free to render similar services to other advisers, investment companies, and other types of clients.

          8. Limitation of Liability. In the absence of willful misfeasance, bad faith or gross negligence on the part of FGR, or of reckless disregard by FGR of its obligations and duties hereunder, FGR, shall not be subject to any liability to the Adviser, the Funds, the Companies, any shareholder of the Funds, or to any person, firm or organization. Subject to the above-stated standard of care, FGR shall be liable for any taxes or tax penalties incurred by a Fund for any failure of a Fund to qualify as a regulated investment company under Section 851 of the IRC as a result of FGR's management of the Funds. The Adviser, the Companies and the Funds are hereby expressly put on notice of the limitation of liability as set forth in the Certificate of Incorporation of FGR and each agrees that the obligations assumed by FGR pursuant to this Agreement will be limited in any case to FGR and its assets and the Adviser, the Companies and the Funds shall not seek satisfaction of any such obligations from the shareholders of FGR, the trustees of FGR, officers, employees or agents of FGR, or any of them.

     FGR shall have no liability for any investment losses incurred by the Funds or arising from transactions by the Funds prior to the effective date of this Agreement.

     The Adviser, the Companies and the Funds hereby acknowledge that FGR is not responsible for foreign custody registration or foreign custody.

          9. Pricing. The Adviser, the Companies and the Funds hereby acknowledge that FGR is not responsible for pricing portfolio Securities, and that the Adviser, the Companies, the Funds and FGR will rely on the pricing agent chosen by the Board for prices of Securities, for any purposes.

          10. Limited Power of Attorney. Subject to any other written instructions of the Adviser or the Companies, FGR is hereby appointed the Companies' agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as FGR shall be requested by brokers, dealers, counter parties and other persons in connection with its management of the Funds' assets. The Adviser and the Companies hereby ratify and confirm as good and effectual, at law or in equity, all that FGR and its officers and employees, may do in its capacity as attorney-in-fact. However, nothing herein shall be construed as imposing a duty on FGR to act or assume responsibility for any matters in its capacity as attorney-in-fact for the Companies. Any person, partnership, corporation or other legal entity dealing with FGR in its capacity as attorney-in-fact hereunder for the Companies is hereby expressly put on notice that FGR is acting solely in the capacity as an agent of the Companies and that any such person, partnership, corporation or other legal entity must look solely to the Companies for enforcement of any claim against the Companies as FGR assumes no personal liability whatsoever for obligations of the Companies entered into by FGR in its capacity as attorney-in-fact for the Companies. FGR agrees to provide the Adviser and the Companies with copies of any such agreements executed on behalf of the Companies.

          11. Term. This Agreement shall begin as of the date first above written and, provided that it shall have been approved by a majority vote of the voting securities of each of the Funds not more than one hundred and twenty days after the effective date hereof, this Agreement shall continue in effect for a period of two years from the date hereof and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by one or more of the Funds at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of one or more of the Funds, or by the Adviser or FGR at any time, without the payment of any penalty, on not more than 60 days' nor less that 30 days' written notice to the other party. This Agreement will terminate automatically as to any Fund in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Adviser's Advisory Agreement as to that Fund.

          12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          13. Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Any terms defined in 1940 Act, and not otherwise defined in this Agreement, are used with the same meaning in this Agreement.

          14. Use of FGR's Name. FGR hereby agrees that the Adviser, the Companies, their affiliated broker-dealers and affiliated life insurance companies may use FGR's name and logo in advertising and marketing materials for the Companies and any variable insurance products through which one or more of the Funds may be offered as funding vehicles, provided, that FGR has reviewed and approved any such materials prior to their use.

          15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers to be effective as of the dates written below.

FOR OHIO NATIONAL INVESTMENTS, INC.:            FOR FEDERATED GLOBAL RESEARCH CORP.:

/s/ JOSEPH P. BROM                              /s/ HENRY FRANTZEN
--------------------------------------------    --------------------------------------------
Joseph P. Brom, President                       Henry Frantzen
                                                Chief Financial Officer, International

Date:                                           Date:

December 29, 1998                               December 28, 1998
--------------------------------------------    --------------------------------------------

Accepted and Agreed by                          Accepted and Agreed by
OHIO NATIONAL FUND, INC.:                       ONE FUND, INC.:

/s/ JOHN J. PALMER                              /s/ JOHN J. PALMER
--------------------------------------------    --------------------------------------------
John J. Palmer, President                       John J. Palmer, President

Date:                                           Date:

January 4, 1999                                 January 4, 1999
--------------------------------------------    --------------------------------------------